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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-1 of Vision Solutions, Inc. of our report dated February 10, 1997, (except for Note 9 as to which the date is March 12, 1997 and paragraph 1 of Note 1 and paragraph 5 of
Note 7 as to which the date is March   , 1997) appearing in the Prospectus which
is part of this Registration Statement and to the references to us under the headings, "Selected Financial Data" and "Experts", in such Prospectus.

Our audits of the financial statements referenced to in our aforementioned report also included the financial statement schedule of Vision Solutions, Inc., listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


Costa Mesa, California
March   , 1997

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The foregoing consent and report is in the form which will be signed by Deloitte
& Touche LLP upon the consummation of the stock exchange in connection with the reincorporation in the State of Delaware which is described in Note 1 of the notes to the financial statements.

DELOITTE & TOUCHE LLP
Costa Mesa, California
March 13, 1997